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                                                                      Exhibit 25

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM T-1

                                    ---------

                       STATEMENT OF ELIGIBILITY UNDER THE
                        TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

                    STATE STREET BANK AND TRUST COMPANY, N.A.
               (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

            UNITED STATES                             13-3191724
    (JURISDICTION OF INCORPORATION OR              (I.R.S. EMPLOYER
 ORGANIZATION IF NOT A U.S. NATIONAL BANK)         IDENTIFICATION NO.)

                    STATE STREET BANK AND TRUST COMPANY, N.A.
                             61 BROADWAY, 15TH FLOOR
                            NEW YORK, NEW YORK 10006
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

                                  212-612-3267
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                             VEECO INSTRUMENTS INC.
               (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

              DELAWARE                             11-2989601
   (STATE OR OTHER JURISDICTION OF              (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)             IDENTIFICATION NO.)



100 SUNNYSIDE BOULEVARD                                            11797
WOODBURY, NEW YORK                                              (ZIP CODE)
(Address of principal executive offices)

                      4 1/8% CONVERTIBLE SUBORDINATED NOTES
                         (TITLE OF INDENTURE SECURITIES)


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                                     GENERAL

ITEM 1.     GENERAL INFORMATION.

            FURNISH THE FOLLOWING INFORMATION AS TO THE TRUSTEE:

            (a) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISORY AUTHORITY TO
                WHICH IT IS SUBJECT.

                    Office of the Comptroller of the Currency, Washington, D.C. Federal Deposit Insurance Corporation, Washington, D.C.

            1. WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

                    Trustee is authorized to exercise corporate trust powers.

ITEM 2.     AFFILIATIONS WITH OBLIGOR.

      IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

            The obligor is not an affiliate of the trustee or of its parent, State Street Bank and Trust Company.

            (See Notes)

ITEM 3. THROUGH ITEM 15.      NOT APPLICABLE.

ITEM 16.    LIST OF EXHIBITS.

      LIST BELOW ALL EXHIBITS FILED AS PART OF THIS STATEMENT OF ELIGIBILITY.

            Items 1 through 5 below were filed with and are incorporated by reference to the Form T-1 in Registration Statement No. 333-53759 filed by Columbus McKinnon Corporation effective July 1, 1998:

            1.    COPY OF THE ARTICLES OF ASSOCIATION OF THE TRUSTEE.

            2. COPY OF THE CERTIFICATE OF AUTHORITY OF THE TRUSTEE TO COMMENCE BUSINESS.

            3. COPY OF THE AUTHORIZATION OF THE TRUSTEE TO EXERCISE CORPORATE TRUST POWERS.

            4.    COPY OF THE EXISTING BY-LAWS OF THE TRUSTEE.

            5.    THE CONSENT OF TRUSTEE AS REQUIRED BY SECTION 321(b) OF THE
                  ACT.

            6. COPY OF THE LATEST REPORT OF CONDITION OF THE TRUSTEE FILED PURSUANT TO LAW OR THE REQUIREMENTS OF ITS SUPERVISING OR EXAMINING AUTHORITY FILED AS EXHIBIT A.


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                                      NOTES

      In answering any item of this Statement of Eligibility that relates to matters peculiarly within the knowledge of the obligor or any underwriter for the obligor, the trustee has relied upon information furnished to it by the obligor and the underwriters, and the trustee disclaims responsibility for the accuracy or completeness of such information.

      The answer furnished to Item 2. of this statement will be amended, if necessary, to reflect any facts which differ from those stated and which would have been required to be stated if known at the date hereof.


                                    SIGNATURE

      Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, State Street Bank and Trust Company, N.A., a corporation organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City and State of New York, on the 4th day of March, 2002.

                                    STATE STREET BANK AND TRUST COMPANY, N.A.


                                    By:  /s/ Jean Clarke
                                         -------------------------------------
                                    NAME:  JEAN CLARKE
                                    TITLE: ASSISTANT VICE PRESIDENT



                             CONSENT OF THE TRUSTEE

      Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the proposed issuance by VEECO INSTRUMENTS INC. 4 1/8% CONVERTIBLE SUBORDINATED NOTES we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                    STATE STREET BANK AND TRUST COMPANY, N.A.


                                    By:  /s/ Jean Clarke
                                         -------------------------------------
                                    NAME:  JEAN CLARKE
                                    TITLE: ASSISTANT VICE PRESIDENT

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                                      Exhibit A

State Street Bank and Trust Company,
National Association                                     FFIEC 041
61 BROADWAY                                   Consolidated Report of Condition
NEW YORK CITY, NY 10006                            for September 30, 2001
FDIC Certificate Number: 24938


           Web Address as of: 11/21/2001  http://www.statestreet.com
               THE WEB ADDRESS IS AS PROVIDED BY THE INSTITUTION.
   PLEASE CONTACT THE INSTITUTION DIRECTLY WITH ANY QUESTIONS REGARDING THE
                            DATA OR THE WEB ADDRESS.

                           INFORMATION PAGE  SEARCH

Consolidated Report of Condition for Insured Commercial and State - Chartered Savings Banks for September 30, 2001

All Schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC -- Balance Sheet

                          DOLLAR AMOUNTS IN THOUSANDS

ASSETS

1. Cash and balances due from depository institutions
   (from Schedule RC-A)

    a. Noninterest-bearing balances and currency and coin(1)    RCON 0081  19,233

    b. Interest-bearing balances(2)                             RCON 0071       0

2. Securities:

    a. Held-to-maturity securities (from Schedule RC-B,
       column A)                                                RCON 1754       0

    b. Available-for-sale securities (from Schedule RC-B,
       column D)                                                RCON 1773       0

3. Federal funds sold and securities purchased under
   agreements to resell                                         RCON 1350       0

4. Loans and lease financing receivables (from
   Schedule RC-C):

    a. LOANS AND LEASES HELD FOR SALE                           RCON 5369       0

    b. LOANS AND LEASES, NET OF UNEARNED INCOME                 RCON B528       0

    c. LESS: Allowance for loan and lease losses                RCON 3123       0

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
    d.  LOANS AND LEASES, NET OF UNEARNED INCOME AND
        ALLOWANCE (item 4.b minus 4.c)                           RCON B529      0

5.  Trading assets (from Schedule RC-D)                          RCON 3545      0

6.  Premises and fixed assets (including capitalized leases)     RCON 2145    581

7.  Other real estate owned (from Schedule RC-M)                 RCON 2150      0

8.  Investments in unconsolidated subsidiaries and associated

    companies (from Schedule RC-M)                               RCON 2130      0

9.  Customers' liability to this bank on acceptances outstanding RCON 2155      0

10. Intangible assets:

       a. GOODWILL                                               RCON 3163      0

       b. OTHER INTANGIBLE ASSETS (from Schedule RC-M)           RCON 0426      0

11. Other assets (from Schedule RC-F)                            RCON 2160  1,441

12. Total assets (sum of items 1 through 11)                     RCON 2170 21,255

LIABILITIES:

13. Deposits:

       a. In domestic offices (sum of totals of columns A and C
          from Schedule RC-E)                                    RCON 2200      0

          (1) Noninterest-bearing(3)                             RCON 6631      0

          (2) Interest-bearing                                   RCON 6636      0

       b. Not applicable

14. Federal funds purchased and securities sold under
    agreements to repurchase                                     RCON 2800      0

15. Trading liabilities (from Schedule RC-D)                     RCON 3548      0

16. OTHER BORROWED MONEY (includes mortgage indebtedness and
    obligations under capitalized leases) (from Schedule RC-M)   RCON 3190      0

17. Not applicable

18. Bank's liability on acceptances executed and outstanding     RCON 2920      0

19. Subordinated notes and debentures(4)                         RCON 3200      0

20. Other liabilities (from Schedule RC-G)                       RCON 2930  7,864

21. Total liabilities (sum of items 13 through 20)               RCON 2948  7,864

22. MINORITY INTEREST IN CONSOLIDATED SUBSIDIARIES               RCON 3000      0

EQUITY CAPITAL

23. Perpetual preferred stock and related surplus                RCON 3838      0

24. Common stock                                                 RCON 3230    500

25. Surplus (exclude all surplus related to preferred stock)     RCON 3839  2,000

26.    a. Retained earnings                                      RCON 3632 10,891

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
       b. ACCUMULATED OTHER COMPREHENSIVE INCOME (5)                    RCON B530       0

27. OTHER EQUITY CAPITAL COMPONENTS(6)                                  RCON A130       0

28. Total equity capital (sum of items 23 through 27)                   RCON 3210  13,391

29. Total liabilities, minority interest, and equity capital
    (sum of items 21, 22, and 28)                                       RCON 3300  21,255

Memorandum

TO BE REPORTED WITH THE MARCH REPORT OF CONDITION.

1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of
   auditing work performed for the bank by the independent external
   auditors as of any date during 2000                                  RCON 6724     N/A


1 Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 ATTESTATION ON BANK MANAGEMENT'S ASSERTION ON THE EFFECTIVENESS OF THE
  BANK'S INTERNAL CONTROL OVER FINANCIAL REPORTING BY A CERTIFIED PUBLIC ACCOUNTING FIRM

4 Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

5 Directors' examination of the bank performed by other external auditors
  (may be required by state chartering authority)

6 Review of the bank's financial statements by external auditors

7 Compilation of the bank's financial statements by external auditors

8 Other audit procedures (excluding tax preparation work)

9 No external audit work

------------------
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.
(3) Includes total demand deposits and noninterest-bearing time and savings deposits.
(4) Includes limited-life preferred stock and related surplus.
(5) Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and minimum pension liability adjustments.
(6) Includes treasury stock and unearned Employee Stock Ownership Plan shares.